Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO: NextPhase Wireless, Inc.

As registered independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of NextPhase Wireless, Inc. for the year ended March 31, 2005 of our report dated July 15, 2005 and contained in the Registration Statement Nos. 333-123566 and 333-117964 of NextPhase Wireless, Inc. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of NextPhase Wireless, Inc. for the year ended March 31, 2005.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
July 15, 2005